EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form SB-2 of Firepond, Inc. of our report, dated April 25, 2005, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 25, 2005, relating to the financial statement schedules appearing elsewhere in this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus.
/s/  Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
August 14, 2007